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                                                                    EXHIBIT 23-F



                        CONSENT OF SALOMON BROTHERS INC



     We hereby consent to the use of our name and to the description of our opinion letter dated April 1, 1996 and our opinion letter dated June 3, 1996 under the caption "The Merger -- Opinions of Financial Advisors" in, and to the inclusion of our opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of SBC Communications Inc./Pacific Telesis Group, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of SBC Communications Inc. By giving consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            SALOMON BROTHERS INC



                                            By:      /s/  FRANK D. YEARY


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New York, New York


June 3, 1996